CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund II, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:   August 8, 2003                       /s/ James M. Seneff, Jr.
                                             ---------------------------------
                                             Name:  James M. Seneff, Jr.
                                             Title: Chief Executive Officer



                                             A signed  original of this  written
                                             statement  required  by Section 906
                                             has  been  provided  to CNL  Income
                                             Fund II, Ltd.  and will be retained
                                             by CNL  Income  Fund II,  Ltd.  and
                                             furnished  to  the  Securities  and
                                             Exchange  Commission  or its  staff
                                             upon request.